Exhibit 10.6

8/16/2021

Purchase Agreement: EZRAIDERHAWAII - EZRAIDER GLOBAL

EZRAIDER HAWAII, Established in 2019 for the purpose of sales and distribution of the EZRAIDER platform and vehicles in the state of Hawaii.

EZRAIDER Hawaii will work in conjunction with EZRaider Global Inc. to develop the Hawaii market, produce marketing materials, provide training and guidance to new clients, and offer support and replacement parts as needed.

1. Scope of agreement

EZRAIDER HAWAII is interested in purchasing 300 -Vehicles during Q4 2021 - Q4 2022.

The variety configuration of Vehicles as follows:

80% - [ $7,479.12 per unit, @88% retail price]

10% - HD2 [$12,496.00 per unit, @88% retail price]

10% - HD4 [$16,896.00 per unit, @88% retail price]

Accessories @ 80% retail price

Carts and accessories will be added to order from time to time.

Final purchase amount estimated at $2,900,000.

2. Financial Information

EZRADIER HAWAII will wire 25% as down payment upon ARO.

The remaining balance will be paid in installments according to the delivery schedule set by both parties.

3. Delivery of goods

The following schedule has been agreed upon by both parties.

4. Delivery Dates schedule:

Date – 30 units 60 days ARO

Date – 40 units 90 days ARO

Date – 50 units every 30 days thereafter

EZRAIDER HAWAII IS THE OFFICIAL, EXCLUSIVE FOR HAWAII ONLY,
REPRESENTATIVE OF EZRAIDER GLOBAL INC. FOR BOTH SALES AND SERVICE OF
THE EZRAIDER PLATFORM IN HAWAII.

Signature	Signature

/s/ Mor Elkeslassy	/s/ Moshe Azarzar
CEO	CEO
EZRADIER HAWAII	EZRADIERUS
59-745 Alapio PI	1303 Central Ave S Unit D
Haleiwa, HI 96712	Kent, WA 98032